UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 15, 2004

HEARTLAND OIL AND GAS CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-32669
(Commission File Number)

91-1918326
(IRS Employer Identification No.)

Suite 1925, 200 Burrard Street Vancouver, British Columbia, Canada V6C 3L6
(Address of principal executive offices and Zip Code)

604.693.0177
Registrant's telephone number, including area code

Suite 1500 - 885 West Georgia Street, Vancouver, British Columbia, Canada V6C 3E8
(Former name or former address, if changed since last report)

Item 4. Changes in Registrant's Certifying Accountant

In March 2004, Heartland Oil and Gas Corp. ("Heartland") decided to engage new auditors as its independent accountants to audit its financial statements. Heartland's Board of Directors approved the change of auditors to Staley, Okada & Partners, effective on March 15, 2004.

During Heartland's recent fiscal years ended December 31, 2002 and 2001, and any subsequent interim periods preceding the change in accountants, there were no disagreements with Spicer Jeffries LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The report on the financial statements prepared by Spicer, Jeffries LLP for either of the fiscal years ended December 31, 2002 and 2001 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to audit scope or accounting principles.

Heartland provided Spicer, Jeffries LLP with a copy of this Current Report on Form 8-K prior to its filing with the SEC, and requested that they furnish Heartland with a letter addressed to the SEC stating whether they agree with the statements made in this Current Report on Form 8-K, and if not, stating the aspects with which they do not agree. A copy of the letter provided by Spicer, Jeffries LLP, dated March 15, 2004, is attached to this Form 8-K as an exhibit.

Heartland has engaged the firm of Staley, Okada & Partners as of March 15, 2004. In connection with the fiscal years ended December 31, 2002 and 2001 and any subsequent interim periods preceding the change in accountants, Staley, Okada & Partners was not consulted on any matter relating to accounting principles to a specific completed or proposed transaction or the type of audit opinion that might be rendered on our financial statements. In connection with the fiscal years ended December 31, 2002 and 2001 and any subsequent interim periods preceding the change in accountants, Staley, Okada & Partners did not provide any written or oral advice that was an important factor considered by it in reaching any decision as to the accounting, auditing or financial reporting issues.

Item 7: Exhibits

(16) Letter from Spicer, Jeffries LLP to the Securities and Exchange Commission, dated March 15, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEARTLAND OIL AND GAS CORP.

Date: March 16, 2004

/s/ Richard Coglon
Richard Coglon
President and Director